Exhibit 24

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Dennis A. Long and Denise Portmann, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, in any and all capacities, to sign this Registration Statement to be filed by Pacific Financial Corporation, relating to up to 1,000,000 shares of its common stock, $1.00 par value, to be issued from time to time pursuant to Pacific Financial Corporation’s Dividend Reinvestment Plan, as well as any and all amendments (including post-effective amendments) to such Registration Statement and to file the same, with exhibits, with the Securities and Exchange Commission. In addition, each of the undersigned grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities indicated as of the 19th day of October, 2005.

Signature	Title
/s/ Dennis A. Long Dennis A. Long	President, Chief Executive Officer, and Director
/s/ Denise Portmann Denise Portmann	Treasurer and Chief Financial Officer
/s/ Joseph A. Malik Joseph A. Malik	Director (Chairman of the Board)
/s/ G. Dennis Archer G. Dennis Archer	Director
/s/ John R. Ferlin John R. Ferlin	Director
/s/ Gary C. Forcum Gary C. Forcum	Director
/s/ Susan C. Freese Susan C. Freese	Director
/s/ Duane E. Hagstrom Duane E. Hagstrom	Director
/s/ Edwin Ketel Edwin Ketel	Director
/s/ Randy W. Rognlin Randy W. Rognlin	Director
/s/ Randy Rust Randy Rust	Director
/s/ Douglas M. Schermer Douglas M. Schermer	Director
/s/ Stewart L. Thomas Stewart L. Thomas	Director
/s/ Robert J. Worrell Robert J. Worrell	Director